As filed with the Securities and Exchange Commission on August 2, 2004.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 2, 2004 (August 2, 2004)

MEDAREX, INC.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 State Road, Princeton, N.J. 08540-1437

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (609) 430-2880

Not Applicable

(Former name or former address, if changed since last report)

MEDAREX, INC.

TABLE OF CONTENTS

FOR

CURRENT REPORT ON FORM 8-K

Item 5	Other Events

Item 7.	Financial Statements and Exhibits.

Signature

Item 5.                    Other Events

On July 13, 2004, we entered into an amendment to Collaboration and License Agreement with Gilead Sciences, Inc. (the successor in interest to NeXstar Pharmaceuticals, Inc.), referred to herein as the Gilead Amendment.  Under the terms of the Gilead Amendment, we agreed to pay Gilead a total of $8.5 million in eight equal installments of $1,062,500, payable at our election, in cash, registered shares of our common stock or a combination thereof, in exchange for (i) a reduction of certain future royalty payment obligations, payable by us to Gilead and (ii) an expansion of the scope of certain licenses from Gilead to us relating to certain intellectual property rights regarding anti-CTLA-4 products.  The first of these payments was made on August 2, 2004, through the issuance of 185,622 shares of our common stock.  The seven remaining payments will be made on a quarterly basis, commencing on October 1, 2004 and ending on April 3, 2006.

Item 7.                    Financial Statements and Exhibits.

(c)                                  Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit Number

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.
Registrant

Date: August 2, 2004	By:	/s/ Donald L. Drakeman
Donald L. Drakeman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description